EXECUTION VERSION

FIRST AMENDMENT TO THIRD AMENDED AND RESTATED RECEIVABLES LOAN AGREEMENT

THIS FIRST AMENDMENT TO THIRD AMENDED AND RESTATED RECEIVABLES LOAN AGREEMENT, dated as of December 2, 2021 (the “Amendment”) is by and among ARCBEST FUNDING LLC, a Delaware limited liability company, as Borrower (the “Borrower”), ARCBEST II, INC., an Arkansas corporation, as Servicer (in such capacity, the “Servicer”), the financial institutions party hereto, as Lenders (in such capacity, the “Lenders”), the financial institutions party hereto, as Facility Agents (in such capacity, the “Facility Agents”), and The Toronto-Dominion Bank (“TD Bank”), as letter of credit issuer (in such capacity, the “LC Issuer”), and as agent and administrator for the Lenders and Facility Agents and their assigns and the LC Issuer and its assigns under the Transaction Documents (together with its successors and assigns in such capacity, the “Administrative Agent”).

W I T N E S S E T H :

WHEREAS, the Borrower, the Servicer, the Lenders, the Facility Agents, the LC Issuer and the Administrative Agent are party to that certain Third Amended and Restated Receivables Loan Agreement, dated as of June 9, 2021 (the “Loan Agreement”);

WHEREAS, concurrently herewith, the Borrower, as buyer, the Servicer and the Originators are entering into that certain Fifth Amendment to Second Amended and Restated Receivables Sale Agreement dated as of the date hereof (the “RSA Amendment”);

WHEREAS, the parties hereto agree to amend the Loan Agreement pursuant to the terms and conditions set forth herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

Section 1.Defined Terms.  Unless otherwise amended by the terms of this Amendment, terms used in this Amendment shall have the meanings assigned in the Loan Agreement.
Section 2.Amendment to Loan Agreement. The Loan Agreement is hereby is amended to incorporate the changes shown on the marked pages of the Loan Agreement attached hereto as Exhibit A.
Section 3.Conditions Precedent. This Amendment shall be effective as of the date hereof, upon satisfaction of each of the following conditions precedent:
3.1.Execution of the Amendment.  The Administrative Agent shall have received counterparts of this Amendment duly executed by each of the parties hereto.
3.2.Execution of RSA Amendment.  The Administrative Agent shall have received counterparts of the RSA Amendment duly executed by each of the parties thereto.

3.3.Deliverables.  The Administrative Agent shall have received on or before the date hereof favorable copies of all documents, agreements, instruments, reports and opinions listed on the closing list attached hereto as Exhibit B.
Section 4.Certain Representations and Warranties. Each of the Borrower and the Servicer hereby represent and warrant as follows
4.1.Representations and Warranties.The representations and warranties contained in the Loan Agreement and any other Transaction Document to which such Person is a party are true and correct as of the date hereof and after giving effect to this Amendment (except to the extent that such representations and warranties expressly refer to an earlier date, in which case they are true and correct as of such earlier date).
4.2.Binding Obligations.  This Amendment constitutes the legal, valid and binding obligations of such Person enforceable against such Person in accordance with its terms except as limited by bankruptcy, insolvency or other similar laws of general application relating to or affecting the enforcement of creditors’ rights generally and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
4.3.Power and Authority; Due Authorization, Execution and Delivery.  The execution and delivery by such Person of this Amendment and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder are within its entity power and authority and have been duly authorized by all necessary entity action on its part.  This Amendment and each other Transaction Document to which such Person is a party have been duly executed and delivered by such Person.
4.4.No Conflict.  The execution and delivery by such Person of this Amendment and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder do not contravene or violate (i) its organizational documents, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on assets of such Person or its Subsidiaries (except as created under the Loan Agreement) except, in any case, where such contravention or violation could not reasonably be expected to have a Material Adverse Effect.
4.5.Termination Date.  The Termination Date has not occurred.
Section 5.Reference to, and Effect on the Loan Agreement and the Transaction Documents.
5.1.This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Loan Agreement, or any other Transaction Document or an accord and satisfaction in regard thereto.  The Loan Agreement (except as specifically amended herein) shall remain in full force and effect and the Loan Agreement and each of the other Transaction Documents are hereby ratified and confirmed in all respects by each of the parties hereto.
5.2.On and after the execution and delivery of this Amendment, each reference in the Loan Agreement to “this Agreement”, “hereof”, “hereunder” or words of like import referring to the Loan Agreement, and each reference in any other Transaction Document to “Loan Agreement”, “thereunder”, “thereof” or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement, as amended by this Amendment.
5.3.The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Administrative Agent, the LC Issuer, the Facility Agents or the Lenders under, nor constitute a waiver of any provision of, the Loan Agreement or any other Transaction Document.
5.4.To the extent that the consent of any party hereto, in any capacity, is required under the Transaction Documents or any other agreement entered into in connection with the Transaction Documents with respect to any of the amendments set forth herein, such party hereby grants such consent.
Section 6.Transaction Document.  This Amendment shall be a Transaction Document under (and as defined in) the Loan Agreement.
Section 7.Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and assigns.
Section 8.Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Amendment.  Delivery of an executed counterpart of a signature page to this Amendment by fax or other means of electronic transmission shall be effective as delivery of a manually executed counterpart of a signature page to this Amendment.  The words “execution”, “executed”, “signed”, “signature”, and words of like import in this Amendment shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
Section 9.GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK.  THE BORROWER AND THE SERVICER HEREBY SUBMIT TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK FOR

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PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF, OR RELATING TO, THIS AMENDMENT, THE TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.  THE BORROWER AND THE SERVICER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH PROCEEDING AND ANY CLAIM THAT ANY SUCH PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
Section 10.Severability. Any provisions of this Amendment which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
Section 11.Headings.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment or be given any substantive effect.

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IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Third Amended and Restated Receivables Loan Agreement to be executed and delivered by their duly authorized officers as of the date hereof.

ARCBEST FUNDING LLC

By: ArcBest Corporation, its sole member

By: /s/ Donald W. Pearson

Name: Donald W. Pearson

Title: Treasurer

ARCBEST II, INC., as Servicer

By: /s/ Donald W. Pearson

Name: Donald W. Pearson

Title: Vice President – Treasurer

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THE TORONTO-DOMINION BANK, as a Committed Lender, as the LC Issuer, as the Facility Agent for the TD Bank Lender Group and as the Administrative Agent

By: /s/ Luna Mills

Name: Luna Mills

Title: Managing Director

COMPUTERSHARE TRUST COMPANY OF CANADA, in its capacity as trustee of RELIANT TRUST, by its U.S. Financial Services Agent, THE TORONTO DOMINION BANKS, as a Conduit Lender

By: /s/ Luna Mills

Name: Luna Mills

Title: Managing Director

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Regions Bank, as a Committed Lender and as the Facility Agent for the Regions Bank Lender Group

By: /s/ Cecil Noble

Name: Cecil Noble

Title: Managing Director

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Acknowledged and Agreed to:

ARCBEST CORPORATION

By: /s/ Donald W. Pearson

Name: Donald W. Pearson

Title: Vice President – Treasurer

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EXHIBIT A

(attached)

Exhibit A

EXECUTION VERSION

Exhibit A to First Amendment, dated as of December 2, 2021

THIRD AMENDED AND RESTATED RECEIVABLES LOAN AGREEMENT

Dated as of June 9, 2021

among

ArcBest Funding LLC,
as Borrower,

ArcBest II, Inc.,
as Servicer,

the financial institutions from time to time party hereto,
as Lenders,

the financial institutions from time to time party hereto,
as Facility Agents,

and

THE TORONTO-DOMINION BANK,
as the LC Issuer and as Administrative Agent

Exhibit A

Administrative Agent, the LC Issuer and the Lenders shall be entitled to deal exclusively with ArcBest II in matters relating to the discharge by the Servicer of its duties and responsibilities hereunder.  The Administrative Agent, the LC Issuer and the Lenders shall not be required to give notice, demand or other communication to any Person other than ArcBest II in order for communication to the Servicer and its sub-servicer or other delegate with respect thereto to be accomplished.  ArcBest II, at all times that it is the Servicer, shall be responsible for providing any sub-servicer or other delegate of the Servicer with any notice given to the Servicer under this Agreement.

(d)Each of the parties hereto hereby acknowledges and agrees that the Parent was the “Servicer” under the Existing Loan Agreement.  Effective as of the Restatement Date, the Parent hereby transfers and assigns to ArcBest II all of the Parent’s rights under, and delegates all of its duties and obligations under, the Existing Loan Agreement and all other Transaction Documents, insofar as such rights, duties and obligations relate to Parent’s role as Servicer, as such rights and obligations are further described in the Existing Loan Agreement and the other Transaction Documents and as such rights and obligations are amended and modified by, this Agreement.  From and after the Restatement Date, ArcBest II hereby accepts such transfer and assignment to it, agrees to be bound by all of the terms and conditions of this Agreement and all other Transaction Documents to which it is a party, and unconditionally assumes all of the obligations of the Parent relating to the foregoing.
(e)Notwithstanding anything to the contrary herein or in any other Transaction Document, the MoLo Receivables shall (i) be excluded from the calculations of (x) “Accounts Receivable Turnover Ratio,” “Concentration Limit,” “Credit Sales,” “Currency Reserve,” “Days Sales Outstanding Ratio,” “Default Ratio,” “Delinquency Ratio,” “Dilution Horizon Ratio,” “Dilution Ratio,” “Dilution Reserve,” “Dilution Spike Rate,” “Dilution Volatility Component,” “Excess Concentration Amount,” “Expected Dilution Ratio,” “Loss Horizon Ratio,” “Loss Reserve,” Required Reserves,” “Required Reserve Factor Floor,” “Servicing Fee” and “Servicing Reserve” (y) any components of the calculations and terms described in clause (x) above and (z) each other item required to be reported on for purposes of any Monthly Report or Weekly Report, in each case, for all purposes of this Agreement and the other Transaction Documents and (ii) constitute a portion of the Pledged Assets and Purchased Receivables for all purposes of this Agreement and the other Transaction Documents.

Duties of Servicer.  (a) The Servicer shall take or cause to be taken all such actions as may be reasonably necessary or advisable to collect each Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policies.

(b) The Servicer shall cause (i) all Collections from all Lock-Boxes to be directly deposited into a Collection Account, (ii) all amounts in each Segregated Account to be deposited into the Master Collection Accounts within two (2) Business Days following such funds becoming available to the party in whose name such Segregated Account is held, (iii) all amounts in each Collection Account (other than the Master Collection Accounts) and the PNC Bank Account to be deposited into the Master Collection Accounts within two (2) Business Days following receipt thereof and (iv) each Collection Account to be subject at all times to a Collection Account Agreement that is in full force and effect. In the case of any remittances

Exhibit A

“Dilution Volatility Component”  The product (expressed as a percentage) of (i) the positive difference (if any) between (A) the Dilution Spike Rate and (B) the Expected Dilution Ratio, and (ii) a fraction, the numerator of which is equal to the Dilution Spike Rate and the denominator of which is the Expected Dilution Ratio.

“Drawing Date”  As defined in Section 1.6(d)(ii).

“Eligible Assignee”  A commercial bank having a combined capital and surplus of at least $250,000,000 with a rating of its (or its parent holding company’s) short-term securities equal to or higher than (i) A-1 by S&P and (ii) P-1 by Moody’s; provided that no Defaulting Lender or Affiliate thereof, or any Person who, becoming a Lender, would constitute a Defaulting Lender or an Affiliate thereof, shall constitute an Eligible Assignee.

“Eligible Receivable”  At any time, a Receivable:

(i)the Obligor of which (A) if a natural person, is a resident of the United States or Canada, or, if a corporation or other business organization, is organized under the laws of the United States or Canada or any political subdivision thereof, or is any other business organization that has a significant presence in the United States or Canada, and has agreed to pay for such Receivable at a location in the United States or Canada, (B) is not an Affiliate of any of the parties hereto, and (C) is not a Sanctioned Person;
(ii)that arises under a Contract;
(iii)which is not a Defaulted Receivable and is not a Delinquent Receivable;
(iv)which is not a Government Receivable or a MoLo Receivable;
(v)which by its terms is due and payable within 30 days of the date of billing therefor, provided, however, any Receivable which by its terms is due and payable within 31-60 days of the date of billing therefor may be considered an “Eligible Receivable” so long as such Receivables satisfies all of the other criteria set forth in this definition of “Eligible Receivable” and the Outstanding Balance of such Receivable, when added to the Outstanding Balance of all other Receivables which are due and payable within 31-60 days of the date of billing therefor, would not cause the Outstanding Balance of Receivables which are due and payable within 31-60 days of the date of billing therefor to exceed 50% of the aggregate Outstanding Balance of all Eligible Receivables;
(vi)which is an “account” within the meaning of Section 9-102(a)(2) of the UCC of all applicable jurisdictions;
(vii)which is denominated and payable only in (a) U.S. Dollars in the United States or Canada or (b) Canadian Dollars in Canada;
(viii)which arises under a Contract which, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor enforceable against such Obligor in accordance with its terms;

Exhibit A

“Loss Reserve”  For any Calculation Period, the product (expressed as a percentage) of (i) the Stress Factor, times (ii) the highest three-month rolling average Default Ratio during the 12 Calculation Periods ending on the immediately preceding Cut-Off Date, times (iii) the Loss Horizon Ratio as of the immediately preceding Cut-Off Date.

“Majority Lenders”  Lenders representing more than 50% of the aggregate Commitments of all Lenders (or, if the Commitments have been terminated, Lenders representing more than 50% of the Aggregate Credit Exposure); provided, however that at any time there are two or fewer Lenders that are not Affiliates, the term “Majority Lenders” shall mean all Lenders (other than any Defaulting Lender).  At any time there is more than one Lender that is not a Defaulting Lender, the Commitments and Credit Exposure of any Defaulting Lender shall be disregarded in determining Majority Lenders.

“Master Collection Account”  Each Collection Account designated as such on Exhibit IV hereto.

“Master Contract”  A Contract between an Obligor and an Originator that contains the terms upon which the carriage of freight performed by such Originator for such Obligor or each instance of provision of equipment provided by an Originator to an Obligor over the term of the Master Contract will be governed.

“Material Adverse Effect”  A material adverse effect on (i) the financial condition or operations of the Parent or an Originator or the Servicer and its Subsidiaries taken as a whole, (ii) the ability of any Borrower Party to perform its obligations under this Agreement, (iii) the legality, validity or enforceability of this Agreement or any other Transaction Document, (iv) the Administrative Agent’s security interest, for the benefit of the Secured Parties, in the Purchased Receivables generally or in any significant portion of the Purchased Receivables, the Related Security or the Collections with respect thereto, (v) the Administrative Agent’s security interest, for the benefit the LC Issuer, in the Letter of Credit Collateral, or (vi) the collectibility of the Purchased Receivables generally or of any material portion of the Purchased Receivables.

“Material Indebtedness”  As defined in Section 9.1(f).

“Minimum Collateral Amount”  At any time, (i) with respect to Cash-Collateral consisting of cash or deposit account balances, an amount equal to 103% of the Fronting Exposure of the LC Issuer with respect to Letters of Credit issued and outstanding at such time and (ii) otherwise, an amount determined by the Administrative Agent and the LC Issuer in their sole discretion.

“MoLo”  MoLo Solutions, LLC, an Illinois limited liability company.

“MoLo Receivable”  A Receivable, the Originator of which is MoLo.

“Monthly Report”  A report, in substantially the form of Exhibit VII hereto (appropriately completed), furnished by the Servicer to the Administrative Agent pursuant to Section 8.5.

Exhibit A

“Monthly Reporting Date”  With respect to any calendar month, the second Business Day occurring before the Settlement Date for such calendar month, or such other days of any month as Administrative Agent may request in connection with Section 8.5 hereof.

“Moody’s”  Moody’s Investors Service, Inc.

“Net Pool Balance”  At any time, the aggregate Outstanding Balance of all Eligible Receivables at such time reduced by the Excess Concentration Amount.

“Non-Defaulting Lender”  At any time, each Lender that is not a Defaulting Lender at such time.

“Notice of LC Draw”  As defined in Section 1.6(d)(ii).

“Obligor”  A Person obligated to make payments pursuant to a Contract.

“OFAC”  means the U.S. Department of the Treasury’s Office of Foreign Assets Control, and any successor thereto.

“Originator”  Each of ABF, MoLo, ArcBest Logistics, Inc., an Arkansas corporation, ArcBest International, Inc., a Delaware corporation, Panther II Transportation, Inc., an Arkansas corporation, ArcBest Enterprise Solutions, Inc., an Arkansas corporation, ArcBest Dedicated, LLC, a Nevada limited liability company, and ArcBest II, Inc., an Arkansas corporation.

“Outstanding Balance”  Of any Receivable at any time means the then outstanding principal balance thereof.  For purposes of calculating the Outstanding Balance of any Receivable that is payable in Canadian Dollars, such amount shall be converted into U.S. Dollars using the Exchange Rate in effect at the time of calculation.

“Parent”  ArcBest Corporation, a Delaware corporation.

“Parent Note”  The promissory note made or to be made by Parent to Borrower in a principal amount not to exceed $5,000,000, in connection with Parent’s capitalization of Borrower.

“PATRIOT Act”  The USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as amended from time to time, and any successor statute.

“PBGC”  The Pension Benefit Guaranty Corporation, or any successor thereto.

“Pension Plan”  A pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which an Originator sponsors or maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five plan years.

“Pension Plan Obligation”  An obligation to contribute to a Pension Plan, as required by a collective bargaining agreement.

Exhibit A